THE CHASE INCOME FUND
Section 10f-3 Transactions

The following securities were purchased pursant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date            Issue
03/02/00        Raytheon Company (RTN) 7.90% due 03/01/03
		Mdy Baa2/S&P BBB- (144A)

Shares          Price           Amount
700,000         $99.830       $698,810.00

					% of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
N/A          N/A        0.08750%          0.13313%

     Broker
Morgan Stanley Dean Witter

Underwriters of Raytheon Company (RTN) 7.90% due 03/01/03
Mdy Baa2/S&P BBB- (144A)

Underwriters                                    Number of Shares
Credit Suisse First Boston Corp.                     190,000,000
Morgan Stanley Dean Witter & Co., Inc.               190,000,000
Bank of America Securities LLC                        46,000,000
Salomon Smith Barney, Inc.                            46,000,000
J.P. Morgan Securities, Inc.                          46,000,000
Chase Securities, Inc.                                44,800,000
Lehman Brothers, Inc.                                 36,800,000
Bank One Capital Markets, Inc.                        32,000,000
FleetBoston Robertson Stephens, Inc.                  22,000,000
Wachovia Securities, Inc.                             21,200,000
CIBC World Markets Corp.                              16,400,000
Credit Lyonnais Securities (USA) I                    16,400,000
SG Cowen Securities Corp.                             16,400,000
BNP Paribas Group                                     16,000,000
Commerzbank Capital Markets Corp.                     16,000,000
First Union Securities, Inc.                          16,000,000
Scotia Capital Inc.                                   14,000,000
ABN AMRO, Inc.                                         8,000,000
The Williams Capital Group, LP                         6,000,000
   Total                                             800,000,000


THE CHASE INCOME FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date            Issue
06/14/00        Clear Channel Communications, Inc. (CCU) 7.88% due 06/15/05
		Mdy Baa3/S&P BBB-

Shares          Price           Amount
350,000         $99.420       $347,970.00

					% of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
N/A         0.60%       0.04667%          0.04667%

     Broker
Credit Suisse First Boston

Underwriters of Clear Channel Communications, Inc. (CCU) 7.88% due 06/15/05 Mdy Baa3/S&P BBB-

Underwriters                                    Number of Shares
Credit Suisse First Boston Corp.                     281,250,000
Salomon Smith Barney, Inc.                           281,250,000
Bank of America Securities LLC                        37,500,000
Chase Securities, Inc.                                37,500,000
Deutsche Banc (Alex Brown)                            37,500,000
FleetBoston Robertson Stephens, Inc.                  37,500,000
First Union Securities, Inc.                          37,500,000
   Total                                             750,000,000